Exhibit 99.1

Discovery Labs Provides Commercial Update for SURFAXIN® and AFECTAIR®

Conference Call Today at 10:00 am EDT – Details Below

Warrington, PA – October 24, 2012 – Discovery Laboratories, Inc. (Nasdaq: DSCO), a specialty biotechnology company dedicated to advancing a new standard in respiratory critical care, today reports a commercial update for SURFAXIN® and AFECTAIR®.  The Company has initiated commercial launch activities for both products by training and deploying its newly-formed commercial and medical affairs organizations with the goal of securing hospital formulary acceptance for SURFAXIN, expected to be commercially available in the second quarter of 2013, and adoption of AFECTAIR with an anticipated product availability in December 2012.

As the Company continues to make progress in its launch readiness efforts, Discovery Labs has:

•	Held its first national meeting to welcome and complete the training of its newly-hired field sales force, national accounts team and medical science liaison team,
•	Deployed its field force with the primary objective of gaining hospital formulary acceptance for SURFAXIN and adoption of AFECTAIR,
•	Executed or is finalizing group purchasing organization and national account contracts,
•	Continues to manufacture SURFAXIN at a commercial scale as it has for several years,
•	Established supply chain distribution and warehouse arrangements,
•	Enhanced its quality control and assurance infrastructure with additional hiring of highly-qualified scientific, technical and analytical personnel and systems implementation.

During a recent review of the results and processes related to the analytical testing and quality control of SURFAXIN drug product, Discovery Labs determined that one of its analytical chemistry methods used to assess its drug product's conformance to specifications requires improvement and that an update to product specifications will be necessary.  Discovery Labs has proactively communicated its findings regarding this analytical method to the U.S. Food and Drug Administration (FDA), has initiated a plan to improve and validate its analytical method, and plans to submit updated product specifications to the FDA.  Based on the anticipated time required to improve the method, submit updated specifications, and await confirmation from the FDA, Discovery Labs anticipates that, if its plan is successful, the availability of SURFAXIN drug product will be delayed until early in the second quarter of 2013.  This is not expected to have a material adverse effect on the Company's business or financial position, in part, because the Company's commercial launch plan for SURFAXIN during this period has always been to focus initially on formulary acceptance.

Discovery Labs anticipates commercial availability of its initial AFECTAIR device in December 2012.  This initial device is intended for use in infants receiving ventilatory support in the neonatal and pediatric intensive care units (NICU, PICU).  Because Discovery Labs expects that the same hospitals that purchase SURFAXIN are likely to purchase AFECTAIR, the Company's commercial and medical affairs organizations will be responsible for the commercial introduction of this product.

Conference Call and Webcast Details

Discovery Labs will hold a conference call and webcast today at 10:00 AM EDT to discuss the foregoing.  A live webcast of the conference call, including a slide presentation, is available at https://us.reg.meeting-stream.com/discoverylaboratories_102412and www.discoverylabs.com.An archive of the webcast will be available on Discovery Labs' Investor Relations web site.

For "listen-only" participants and those who wish to take part in the question and answer portion of the call, the dial-in numbers are (866) 332-5218 (U.S.) or (706) 679-3237 (international).  The passcode for the call is 55058190.    A replay of the conference call will be available through October 31, 2012. The replay number is (855) 859-2056 or (404) 537-3406 using the same conference call passcode listed above. A replay will also be available at www.discoverylabs.com.

About SURFAXIN
SURFAXIN (lucinactant) intratracheal suspension is indicated for the prevention of respiratory distress syndrome (RDS) in premature infants at high risk for RDS.  SURFAXIN is the first and only peptide-containing, surfactant approved by the FDA and the only alternative to animal-derived surfactants.

SURFAXIN is intended for intratracheal use only.  The administration of exogenous surfactants, including SURFAXIN, can rapidly affect oxygenation and lung compliance.  SURFAXIN should be administered only by clinicians trained and experienced with intubation, ventilator management, and general care of premature infants in a highly supervised clinical setting. Infants receiving SURFAXIN should receive frequent clinical assessments so that oxygen and ventilatory support can be modified to respond to changes in respiratory status.  Most common adverse reactions associated with the use of SURFAXIN are endotracheal tube reflux, pallor, endotracheal tube obstruction, and need for dose interruption.  During SURFAXIN administration, if bradycardia, oxygen desaturation, endotracheal tube reflux, or airway obstruction occurs, administration should be interrupted the infant's clinical condition assessed and stabilized. SURFAXIN is not indicated for use in acute respiratory distress syndrome (ARDS).  For more information about SURFAXIN, please visit www.surfaxin.com.  Information contained in, or accessible through, this website does not constitute a part of, and is not incorporated into, this press release.

About AFECTAIR
AFECTAIR was developed initially as part of the AEROSURF® development program and is being developed as a series of proprietary disposable ventilator circuit/patient interface connectors that simplify the delivery of aerosolized medications to critical-care patients requiring ventilatory support. According to national health statistics and market assessment data, it is estimated that each year more than 1.3 million patients in the United States and European Union receive aerosolized medications while requiring ventilator support. Discovery Labs is implementing a business plan that potentially will allow for the commercial introduction of the initial AFECTAIR device in the United States in late 2012.

DISCLOSURE NOTICE
Readers are referred to, and encouraged to read in their entirety, the Form 8-K that Discovery Labs filed with the Securities and Exchange Commission (SEC) concurrently with the issuance of this press release, and Discovery Labs' Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 to be filed with the SEC, which includes further detail on the Company's business plans and operations, financial condition and results of operations.

Forward-Looking Statements
The information in this press release includes certain "forward-looking" statements relating, among other things, to Discovery Labs' plans to manufacture and release SURFAXIN drug product for commercial sale, including plans to execute a program to improve and validate a particular analytical chemistry method, and prepare and submit to the FDA information supporting a request to update SURFAXIN product specifications.

These and other similar statements included herein are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  While Discovery Labs currently believes that it will succeed in meeting the timelines outlined above, such forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to be materially different.  Examples of such risks and uncertainties, including those related to the Company's research and development programs, are described in Discovery Labs' filings with the SEC, including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement in this release speaks only as of the date on which it is made.Discovery Labsassumes no obligation to update or revise any forward-looking statements.

Contact Information:

Media Relations:
Michael Parks, Pitch360 - 484.356.7105 or Michael@pitch360inc.com

Investor Relations:
Michael Rice, LifeSci Advisors –917.282.3242
John G. Cooper, President and Chief Financial Officer - 215.488.9490